Exhibit 99.1

November 15, 2006

Tetra Tech Reports Fourth Quarter Results
Achieves Record Revenue and Backlog

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fourth quarter ended October 1, 2006.  Overall, the Company exceeded its earnings and revenue guidance for the quarter, and exceeded its revenue and operating cash flow guidance for the year.

Revenue in the quarter was $385.6 million, up 9.6% from $351.7 million, and revenue, net of subcontractor costs, was $250.9 million, up 7.2% from $234.2 million for the same quarter last year.  Income from operations for the quarter was $20.0 million, up 3.7% from $19.3 million for the same quarter last year.  Net income for the fourth quarter was $11.8 million, up 30.0% from $9.1 million for the same quarter last year.  Diluted earnings per share (“EPS”) from continuing operations, before and after the effect of stock option expense under SFAS 123R, was $0.22 and $0.20, respectively, which exceeded guidance. Backlog at the end of the fourth quarter was a record $1,062 million, up 18.9% from $894 million at the end of the fourth quarter last year. Cash flow from operations for the quarter was $27.1 million.

In the fourth quarter of fiscal 2006 compared to the same quarter last year, the resource management segment experienced strong growth in revenue and backlog.  This performance continued to be driven by a robust federal market and recent wins with the Department of Defense, the U.S. Environmental Protection Agency, and the Department of Energy.  The infrastructure segment experienced revenue and backlog growth as a result of increased state and local government business and commercial work.

Fiscal Year Results

Revenue for the fiscal year ended October 1, 2006 was a record $1.4 billion, up 9.8% from $1.3 billion for the fiscal year ended October 2, 2005.  Revenue, net of subcontractor costs, for fiscal 2006 was $958.6 million, an increase of 5.2% from $910.9 million for fiscal 2005.  Income from operations for fiscal 2006 was $69.5 million compared to a loss of $73.9 million for fiscal 2005.  Net income for fiscal 2006 was $36.6 million compared to a net loss of $99.5 million for fiscal 2005.  Diluted EPS for fiscal 2006, after the effect of stock option expense under SFAS 123R, was $0.63 compared to a loss per share of $1.75 for fiscal 2005.

Dan Batrack, Chief Executive Officer and Chief Operating Officer of Tetra Tech, said, “Our 2006 financial results clearly indicate that we’re on the right path.  We met all of the objectives that we established for the year, and are pleased to have achieved a record $1.4 billion in revenue and a record of nearly $1.1 billion in backlog, both from continuing operations.  We continue to see strong end-markets across all parts of our business.  These signs point to a bright future for the Company.”

Presentation of GAAP Financial Results

In thousands (except EPS data)	Three Months Ended		Fiscal Year Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Revenue	$385,565	$351,722	$1,404,704	$1,279,530
Revenue, net of subcontractor costs	250,947	234,200	958,641	910,902
Income (loss) from operations	20,008	19,293	69,495	(73,899)
Interest income (expense), net	218	(2,340)	(5,099)	(11,165)
Income tax benefit (expense)	(8,735)	(2,870)	(27,933)	11,026

Income (loss) from continuing operations	11,491	14,083	36,463	(74,038)
Income (loss) from discontinued operations, net of tax	279	(5,027)	140	(25,431)
Net income (loss)	$11,770	$9,056	$36,603	$(99,469)

Basic EPS:
Income (loss) from continuing operations	$0.20	$0.25	$0.64	$(1.30)
Income (loss) from discontinued operations, net of tax	—	(0.09)	—	(0.45)
Net income (loss)	$0.20	$0.16	$0.64	$(1.75)

Diluted EPS:
Income (loss) from continuing operations	$0.20	$0.25	$0.63	$(1.30)
Income (loss) from discontinued operations, net of tax	—	(0.09)	—	(0.45)
Net income (loss)	$0.20	$0.16	$0.63	$(1.75)

Weighted average common shares outstanding:
Basic	57,658	57,026	57,376	56,736
Diluted	58,078	57,546	57,892	56,736

Summary of Continuing Operations

In thousands (except EPS data)	Three Months Ended		Fiscal Year Ended
	October 1, 2006(b)	October 2, 2005	October 1, 2006(b)(c)	October 2, 2005(d)
Income (loss) from continuing operations before the effects of SFAS 123R and cumulative adjustment related to past stock option grants(a)	$12,660	$14,083	$42,175	$(74,038)
Income (loss) from continuing operations	11,491	14,083	36,463	(74,038)
Diluted EPS:
Income (loss) from continuing operations before the effects of SFAS 123R and cumulative adjustment related to past stock option grants(a)	$0.22	$0.25	$0.73	$(1.30)
Income (loss) from continuing operations	$0.20	$0.25	$0.63	$(1.30)

(a)          A non-GAAP financial measure; see “Non-GAAP Financial Measure” below.

(b)         Effective as of the beginning of fiscal 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004) — Share-Based Payment (“SFAS 123R”) using the modified prospective application method.  Accordingly, the results of operations for the current fiscal year include charges related to the fair value of its stock-based compensation awards.

(c)          Upon a voluntary review of its past stock option grants in August 2006, the Company determined that, due to unintentional errors, the accounting measurement dates for certain historic stock option grants differed from their actual grant dates.  Pursuant to Accounting Principles Board Opinion No. 28 — Interim Financial Reporting, the Company recorded cumulative non-cash, pre-tax stock-based compensation charges of $2.3 million for continuing operations and $0.9 million for discontinued operations in the third quarter ended July 2, 2006.

(d)         Reflects a non-cash impairment charge in the second quarter of fiscal 2005 of $105.6 million for goodwill and other identifiable intangible assets.

Non-GAAP Financial Measure

Management of the Company believes that reporting income before the effects of SFAS 123R and the cumulative adjustment related to past stock option grants is useful because it allows investors to assess the Company’s earnings trend.  Such non-GAAP information is also integral to management’s internal evaluation of the Company’s performance. The following table reconciles the Company’s reported GAAP net income and EPS to the non-GAAP financial measures:

In thousands (except EPS data)	Three Months Ended		Fiscal Year Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Income (loss) from continuing operations before the effects of SFAS 123R and cumulative adjustment related to past stock option grants	$12,660	$14,083	$42,175	$(74,038)
Effect of SFAS 123R, net of tax	(1,169)	—	(4,329)	—
Effect of cumulative adjustment related to past stock option grants, net of tax	—	—	(1,383)	—
Income (loss) from continuing operations	11,491	14,083	36,463	(74,038)
Income (loss) from discontinued operations, net of tax	279	(5,027)	140	(25,431)
Net income (loss) — as reported per GAAP	$11,770	$9,056	$36,603	$(99,469)

Diluted EPS:
Income (loss) from continuing operations before the effects of SFAS 123R and cumulative adjustment related to past stock option grants	$0.22	$0.25	$0.73	$(1.30)
Effect of SFAS 123R, net of tax	(0.02)	—	(0.08)	—
Effect of cumulative adjustment related to past stock option grants, net of tax	—	—	(0.02)	—
Income (loss) from continuing operations	0.20	0.25	0.63	(1.30)
Income (loss) from discontinued operations, net of tax	—	(0.09)	—	(0.45)
Net income (loss) — as reported per GAAP	$0.20	$0.16	$0.63	$(1.75)

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech previously provided guidance for revenue, net of subcontractor costs, and diluted EPS on the basis of expected results before the effect of SFAS 123R. Henceforth, Tetra Tech’s guidance will be based on expected results after the effect of SFAS 123R.

Tetra Tech expects diluted EPS for the first quarter of fiscal 2007 to be in the range of $0.15 to $0.16.  Revenue, net of subcontractor costs, for the first quarter is expected to range from $230 million to $245 million.  For fiscal 2007, Tetra Tech expects diluted EPS to be in the range of $0.70 to $0.76.  Revenue, net of subcontractor costs, for fiscal 2007 is expected to range from $975 million to $1,025 million.

The effect of SFAS 123R on diluted EPS is expected to be approximately $0.07 to $0.09 during fiscal 2007.

Mr. Batrack concluded, “Looking forward, we will increase the scope of technical services we provide to our clients, both domestically and internationally.  We will maintain our emphasis on client service, and we will seek to acquire complementary resources that will expand our geographic reach and broaden our services.”

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter results through a link posted on the Company’s web site at www.tetratech.com on November 16, 2006 at 8:00 a.m. (PST).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, and technical services. With approximately 7,500 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management, infrastructure, and communications.  Tetra Tech’s services include research and development, applied science and technology, engineering design, program management, construction management, and operations and maintenance.

CONTACT: Mike Bieber, (626) 351-4664

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; the impact of downturns in the financial markets and reductions in government budgets; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; failure to properly manage projects; acquisition strategy risks; management of growth strategy; use of the percentage-of-completion method of accounting; adverse resolution of an IRS examination; loss of key personnel or the inability to attract and retain qualified personnel; implementation of the enterprise resource planning system; international operations risks; credit risks associated with commercial clients; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the inability to accurately estimate contract risks, revenue, and costs; backlog cancellation and adjustments; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontractors; changes in existing environmental laws, regulations, or programs; competition; restrictive covenants in debt agreements; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; changes in accounting for equity-related compensation; expenses associated with corporate governance; and disruption of operations due to computer viruses or terrorism. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

TETRA TECH, INC.
Consolidated Balance Sheets
(in thousands, except par value)

	October 1, 2006	October 2, 2005
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$65,353	$26,861
Accounts receivable - net	343,543	304,905
Prepaid expenses and other current assets	21,756	20,936
Income taxes receivable	5,063	14,172
Current assets of discontinued operations	865	24,074
Total current assets	436,580	390,948
Property and equipment:
Equipment, furniture, and fixtures	79,225	70,863
Leasehold improvements	8,798	9,021
Total	88,023	79,884
Accumulated depreciation and amortization	(56,033)	(48,248)
Property and equipment - net	31,990	31,636
Deferred income taxes	12,909	8,926
Income taxes receivable	33,800	33,800
Goodwill	158,581	159,175
Intangible assets - net	4,507	5,668
Other assets	17,893	10,731
Non-current assets of discontinued operations	2,418	7,251
Total Assets	$698,678	$648,135
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$94,626	$88,508
Accrued compensation	67,592	50,935
Billing in excess of costs on uncompleted contracts	48,345	48,560
Deferred income taxes	15,386	5,019
Current portion of long-term obligations	17,760	17,800
Other current liabilities	42,200	45,137
Current liabilities of discontinued operations	359	13,375
Total current liabilities	286,268	269,334
Long-term obligations	57,608	74,138
Non-current liabilities of discontinued operations	—	47
Commitments and contingencies
Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of October 1, 2006 and October 2, 2005	—	—
Common stock - authorized, 85,000 shares of $0.01 par value; issued and outstanding 57,676 and 57,048 shares as of October 1, 2006 and October 2, 2005, respectively	577	570
Additional paid in capital	265,444	251,112
Accumulated other comprehensive income	1	757
Retained earnings	88,780	52,177
Total stockholders’ equity	354,802	304,616
Total Liabilities and Stockholders’ Equity	$698,678	$648,135

TETRA TECH, INC.
Consolidated Statements of Operations
(Unaudited - in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Revenue	$385,565	$351,722	$1,404,704	$1,279,530
Subcontractor costs	134,618	117,522	446,063	368,629
Revenue, net of subcontractor costs	250,947	234,200	958,641	910,902
Other contract costs	203,274	179,215	776,768	758,554
Gross profit	47,673	54,985	181,873	152,348
Selling, general and administrative expenses	27,665	35,692	112,378	120,635
Impairment of goodwill and other intangible assets	—	—	—	105,612
Income (loss) from operations	20,008	19,293	69,495	(73,899)
Interest expense	1,567	2,535	8,242	11,900
Interest income	1,785	195	3,143	735
Income (loss) from continuing operations before income tax expense (benefit)	20,226	16,953	64,396	(85,065)
Income tax expense (benefit)	8,735	2,870	27,933	(11,026)
Income (loss) from continuing operations	11,491	14,083	36,463	(74,038)
Income (loss) from discontinued operations, net of tax	279	(5,027)	140	(25,431)
Net income (loss)	$11,770	$9,056	$36,603	$(99,469)
Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.20	$0.25	$0.64	$(1.30)
Income (loss) from discontinued operations	—	(0.09)	—	(0.45)
Net income (loss)	$0.20	$0.16	$0.64	$(1.75)
Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.20	$0.25	$0.63	$(1.30)
Income (loss) from discontinued operations	—	(0.09)	—	(0.45)
Net income (loss)	$0.20	$0.16	$0.63	$(1.75)
Weighted average common shares outstanding:
Basic	57,658	57,026	57,376	56,736
Diluted	58,078	57,546	57,892	56,736

TETRA TECH, INC.
Consolidated Statements of Cash Flows
(Unaudited - in thousands)

	Fiscal Year Ended
	October 1, 2006	October 2, 2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$36,605	$(99,469)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,696	16,321
Stock-based compensation	6,563	—
Deferred income taxes	6,434	(19,542)
Provision for losses on contracts and related receivables	1,057	33,411
Impairment of goodwill and other assets	—	108,112
(Gain) on sale of discontinued operations	(2,061)	(930)
(Gain) loss on disposal of property and equipment	(307)	1,393

Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(24,888)	9,940
Prepaid expenses and other assets	263	4,686
Accounts payable	(151)	(12,695)
Accrued compensation	15,747	(3,331)
Billings in excess of costs on uncompleted contracts	(266)	19,730
Other current liabilities.	(5,258)	(1,725)
Income taxes receivable/payable	9,644	(7,406)
Net cash provided by operating activities	56,078	48,495

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(11,546)	(9,791)
Payments for business acquisitions, net	(1,995)	(8,374)
Proceeds from sale of discontinued operations	6,484	500
Proceeds from sale of property and equipment	636	980
Net cash used in investing activities	(6,421)	(16,685)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(28,173)	(119,091)
Proceeds from borrowings under long-term obligations	10,000	60,000
Net proceeds from issuance of common stock	7,008	5,863
Net cash used in financing activities	(11,165)	(53,228)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	—	247

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	38,492	(21,171)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	26,861	48,032

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$65,353	$26,861

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$8,417	$10,974
Income taxes, net of refunds received	$11,979	$(401)